UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

PENNTEX MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11931 Wickchester Ln., Suite 300

Houston, Texas 77043

(Address of principal executive office) (Zip Code)

(832) 456-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 3, 2015, PennTex Midstream Partners, LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Partnership, PennTex Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), PennTex Midstream Partners, LLC (“PennTex Development”), PennTex Midstream Operating, LLC (“Midstream Operating”), PennTex North Louisiana, LLC (“PennTex Operating” and, together with the Partnership, the General Partner, PennTex Development and Midstream Operating, the “PennTex Parties”) and Citigroup Global Markets Inc., Barclays Capital Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 11,250,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $20.00 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,687,500 Common Units, if any, on the same terms.

The material terms of the Offering are described in the prospectus, dated June 3, 2015 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on June 4, 2015 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-199020), initially filed by the Partnership on September 30, 2014.

The Underwriting Agreement contains representations, warranties and agreements of the PennTex Parties, as well as customary closing conditions and termination provisions. The PennTex Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Partnership, the General Partner, PennTex Development, certain unitholders of the Partnership and the officers and directors of the General Partner have agreed not to offer or sell any Common Units (or securities convertible into or exchangeable for Common Units), subject to certain exceptions, for a period of 180 days after the date of the Underwriting Agreement without the prior written consent of Citigroup Global Markets Inc.

The Offering closed on June 9, 2015. The Partnership received net proceeds (after deducting the estimated underwriting discount, structuring fee and estimated offering expenses previously paid by PennTex Development or payable by the Partnership) from the Offering of approximately $206.6 million. As described in the Prospectus, the Partnership used or expects to use the net proceeds from the Offering as follows:

•	approximately $98.6 million was distributed to PennTex NLA Holdings, LLC (“PennTex NLA”) at closing and approximately $55.2 million was distributed to MRD WHR LA Midstream LLC (“MRD WHR LA”) at closing, in each case, in part, as a reimbursement for certain capital expenditures incurred by such entity with respect to the development of the Partnership’s initial assets;

•	approximately $30.7 million was used to repay in full at closing all outstanding borrowings under PennTex Operating’s credit facility, which terminated following such repayment; and

•	approximately $22.2 million was retaind by the Partnership to fund a portion of the capital expenditures incurred in connection with the construction of the Partnership’s initial assets.

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the Underwriters are lenders under the existing credit facilities of PennTex Operating or PennTex Development and, accordingly, will receive a portion of the proceeds from the Offering. In addition, affiliates of certain of the Underwriters are lenders under the Partnership’s new revolving credit facility. In connection with these transactions, the Underwriters and their affiliates received customary fees for their services.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Omnibus Agreement

On June 9, 2015, in connection with the closing of the Offering, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner and PennTex Development. The Omnibus Agreement addresses certain aspects of the Partnership’s relationship with the General Partner and PennTex Development, including: (i) the Partnership’s right of first offer with respect to PennTex Development’s equity interest in PennTex Permian, LLC (“PennTex Permian”) to the extent that PennTex Development elects to divest of such equity interest and (ii) the Partnership’s license to use the “PennTex” trademark and name.

The foregoing description of the Omnibus Agreement is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Registration Rights Agreement

On June 9, 2015, in connection with the closing of the Offering, the Partnership entered into a registration rights agreement (“Registration Rights Agreement”) by and among the Partnership, PennTex Development and MRD WHR LA. Pursuant to the Registration Rights Agreement, the Partnership may be required to register the sale of the Common Units (including any Common Units issuable upon conversion of subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) pursuant to the terms of the Partnership Agreement (as defined below)) and any Subordinated Units issued or issuable to PennTex Development, MRD WHR LA or their permitted respective transferees in certain circumstances (the “Registrable Securities”).

Under the Registration Rights Agreement, each holder group (as defined in the Registration Rights Agreement) has the right to require the Partnership to register the sale of a number of its Registrable Securities held by the holders in such holder group in an underwritten offering, including requiring the Partnership to make available shelf registration statements permitting the sale of Common Units to the market from time to time over an extended period. In addition, the Registration Rights Agreement gives holders “piggyback” registration rights under certain circumstances. The Partnership may also be required to undertake a future public or private offering and use the proceeds (net of underwriting or placement agency discounts, fees and commissions, as applicable) to redeem an equal number of Common Units from any holder of at least 2% of its Registrable Securities, subject to certain limitations.

The rights of each holder group under the Registration Rights Agreement are subject to certain conditions and limitations, including the right of the underwriters in any public offering to limit the number of Registrable Securities to be included in a registration and the Partnership’s right to delay or withdraw a registration statement under certain circumstances. The Partnership will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The obligations to register Registrable Securities under the Registration Rights Agreement will terminate when no Registrable Securities remain outstanding. Under the Registration Rights Agreement, securities will cease to be Registrable Securities in specific circumstances.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, attached as Exhibit 10.3 to this Current Report on Form 8-K.

Services and Secondment Agreement

On June 9, 2015, in connection with the closing of the Offering, the Partnership entered into a services and secondment agreement (the “Services and Secondment Agreement”) by and among the Partnership, the General Partner, PennTex Development and PennTex Midstream Management Company, LLC (“PennTex Management”).

Under the Services and Secondment Agreement, PennTex Management will second certain employees to the General Partner to provide operational and maintenance services in support of the Partnership’s business. During their period of secondment to the General Partner, the seconded employees will be under the management and supervision of the General Partner.

Pursuant to the Services and Secondment Agreement, the General Partner will reimburse PennTex Management for the cost of any seconded employees and the Partnership will pay PennTex Development an administrative fee for the provision of various management and administrative services for the Partnership’s benefit. The Partnership will also reimburse PennTex Development and its affiliates for all other direct or allocated costs and expenses incurred by PennTex Development and its affiliates on the Partnership’s behalf. The administrative fee and reimbursement under the Services and Secondment Agreement will be in addition to reimbursement of the General Partner and its affiliates for certain costs and expenses incurred on the Partnership’s behalf for managing and controlling the Partnership’s business and operations as required by the Partnership’s partnership agreement.

Under the Services and Secondment Agreement, PennTex Development and its subsidiaries will indemnify the Partnership from any claims, losses or liabilities incurred by the Partnership, including third-party claims, arising from their performance of the agreement, subject to certain limitations.

The Services and Secondment Agreement will have an initial term of 10 years and will automatically extend for successive renewal terms of five years each, unless terminated by the General Partner or PennTex Development upon at least 30 days’ prior written notice before the end of the initial term or any renewal term. In addition, the General Partner may reduce the level of services provided by PennTex Development under the Services and Secondment Agreement at any time, and the Partnership may terminate the agreement at any time upon 30 days’ prior written notice. The agreement may also be terminated by any party if PennTex Development ceases to control the General Partner.

The foregoing description of the Services and Secondment Agreement is not complete and is qualified in its entirety by reference to the full text of the Services and Secondment Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Relationships

Each of Midstream Operating and PennTex Operating is wholly owned directly or indirectly by the Partnership. The General Partner owns a non-economic general partner interest in the Partnership. PennTex Development owns 92.5% of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”) and a 92.5% membership interest in the General Partner. Immediately following the Offering and the related formation transactions, PennTex Development owned 2,610,121 Common Units and 12,500,000 Subordinated Units, which represents an approximate 37.8% aggregate limited partner interest in the Partnership. PennTex Development also wholly owns PennTex NLA and PennTex Management and has a 98.5% membership interest in PennTex Permian. MRD WHR LA owns 7.5% of the Incentive Distribution Rights and a 7.5% membership interest in the General Partner. Immediately following the Offering and the related formation transactions, MRD WHR LA owned 2,648,437 Common Units and 7,500,000 Subordinated Units, which represents an approximate 25.4% aggregate limited partner interest in the Partnership. If the Underwriters do not exercise their option to purchase additional Common Units in full, then PennTex Development and MRD WHR LA will receive an additional 1,054,687 Common Units and 632,813 Common Units, respectively.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 9, 2015, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with PennTex Development, NLA Holdings, MRD WHR LA, PennTex Operating and Midstream Operating. Pursuant to the Contribution Agreement, among other things, PennTex NLA and MRD WHR LA contributed their respective limited liability company interests in PennTex Operating to the Partnership, in exchange for (i) 4,414,063 Common Units, 12,500,000 Subordinated Units and the right to receive approximately $98.6 million in proceeds from the Offering to PennTex NLA, and (ii) 2,648,437 Common Units, 7,500,000 Subordinated Units and the right to receive approximately $55.2 million in proceeds from the Offering to MRD WHR LA. PennTex NLA subsequently distributed the Common Units, Subordinated Unit and cash received in the prior sentence to PennTex Development, its sole member, and PennTex Development delivered 1,803,942 Common Units to Louisiana Midstream, LLC in exchange for the preferred units in PennTex Development owned by such entity. In addition, the Partnership conveyed 7.5% of the limited liability company interests in the General Partner to MRD WHR LA. If the Underwriters do not exercise their option to purchase additional Common Units, then the Partnership will issue an additional 1,054,687 Common Units and 632,813 Common Units to PennTex Development and MRD WHR LA, respectively.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Partnership previously entered into that certain MLP Credit Agreement, dated as of December 19, 2014, among the Partnership, as borrower, Royal Bank of Canada, as administrative agent, and the other lenders party thereto, as amended by the First Amendment to MLP Credit Agreement dated as of May 6, 2015 (as amended, the “Revolving Credit Agreement”). Upon the closing of the Offering, the commitments under the Credit Agreement became effective. The Revolving Credit Agreement provides for lender commitments of $275.0 million and will mature on December 19, 2019.

The Revolving Credit Agreement contains various affirmative and negative covenants and restrictive provisions that limit the Partnership’s ability (as well as the ability of the Partnership’s subsidiaries) to, among other things, incur or guarantee additional debt, including certain hedging obligations; make certain investments and acquisitions; incur certain liens or permit them to exist; alter the Partnership’s lines of business; enter into certain types of transactions with affiliates; merge or consolidate with another company or transfer, sell or otherwise dispose of assets.

In addition, the Revolving Credit Agreement restricts the Partnership’s ability to make distributions on, or redeem or repurchase, its equity interests, except for distributions of available cash so long as, both at the time of the distribution and after giving effect to the distribution, no default exists under the Revolving Credit Agreement.

The Revolving Credit Agreement also requires the Partnership to maintain the following financial covenants:

•	a consolidated debt-to-capital ratio not to exceed 0.40 to 1.00 at the end of the fiscal quarter ending June 30, 2015;

•	a consolidated interest coverage ratio not less than 2.50 to 1.00 at the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2015;

•	prior to the incurrence by the Partnership and/or any of its subsidiaries of material notes indebtedness, commencing with the fiscal quarter ending September 30, 2015, a consolidated total leverage ratio not to exceed 5.25 to 1.00, 5.00 to 1.00 and 4.75 to 1.00 at the end of each fiscal quarter ending September 30, 2015, December 31, 2015 and March 31, 2016 and each fiscal quarter thereafter, respectively, and not to exceed 5.25 to 1.00 at the end of any fiscal quarter in which a material acquisition occurs and the two immediately following fiscal quarters;

•	if the Partnership and/or any of its subsidiaries incur material notes indebtedness prior to September 30, 2015, a consolidated total leverage ratio not to exceed 5.50 to 1.00, 5.25 to 1.00 and 5.00 to 1.00 at the end of each fiscal quarter ending September 30, 2015, December 31, 2015 and March 31, 2016 and each fiscal quarter thereafter, respectively, and not to exceed 5.50 to 1.00 at the end of any fiscal quarter in which a material acquisition occurs and the two immediately following fiscal quarters;

•	if the Partnership and/or any of its subsidiaries incur material notes indebtedness after September 30, 2015, a consolidated total leverage ratio not to exceed 5.00 to 1.00 at the end of any fiscal quarter thereafter, and not to exceed 5.50 to 1.00 at the end of any fiscal quarter in which a material acquisition occurs and the two immediately following fiscal quarters; and

•	from and after the incurrence by the Partnership and/or any of its subsidiaries of material notes indebtedness, a consolidated senior secured leverage ratio to not exceed 3.50 to 1.00 at the end of each fiscal quarter.

In a twelve-month period, the Partnership may not make more than one election relating to its consolidated total leverage ratio.

Principal amounts borrowed under the Revolving Credit Agreement are payable on the maturity date, and interest is payable quarterly for base rate loans and at the end of the applicable interest period for Eurodollar loans. The Partnership will have a choice of borrowing in Eurodollars or at the base rate. Eurodollar loans will bear interest at a rate per annum equal to the applicable LIBOR Rate plus an applicable margin ranging from 200 to 325 basis points, depending on the leverage ratio then in effect. Base rate loans will bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 150 basis points and (iii) the rate for one month Eurodollar loans plus 100 basis points, plus an applicable margin ranging from 100 to 225 basis points, depending on the leverage ratio then in effect. The Partnership will also pay a commitment fee based on the undrawn commitment amount ranging from 37.5 to 50 basis points.

The Revolving Credit Agreement contains events of default customary for facilities of this nature, which in certain circumstances are subject to grace periods, including, but not limited to, the failure to pay any principal, interest or fees when due; any representation, warranty or certification made or deemed made in the Revolving Credit Agreement or related loan documents being untrue in any material respect when made; failure to perform or observe certain covenants, conditions or agreements in the Revolving Credit Agreement; failure to pay any principal or interest under certain debt agreements; any event or conditions that result in certain debt agreements becoming due before their scheduled time; commencement of bankruptcy or other insolvency proceedings; certain changes in the ownership or control of the Partnership, the General Partner or NGP X US Holdings, L.P., as applicable; and the failure of certain assets commencing commercial operations by specified times.

Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the Revolving Credit Agreement, the lenders will be able to declare any outstanding principal of the Partnership’s revolving credit facility debt, together with accrued and unpaid interest, to be immediately due and payable and exercise other remedies.

The foregoing description of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full text of both the Revolving Credit Agreement and the first amendment thereto, which are filed as Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance of Common Units and Subordinated Units by the Partnership to PennTex NLA and MRD WHR LA on June 9, 2015 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated into this Item 3.02 by reference. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for this transaction.

The Subordinated Units will convert into Common Units on a one-for-one basis at the end of the subordination period. The subordination period will end on the first business day after the Partnership has earned and paid at least (1) $1.10 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit for each of three consecutive, non-overlapping four-quarter periods ending on or after September 30, 2018 or (2) $1.65 (150% of the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the related distribution on the Incentive Distribution Rights, for any four-quarter period beginning with the fiscal quarter ending September 30, 2016, in each case provided there are no outstanding arrearages on our Common Units. The description of the subordination period contained in the section of the Prospectus entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Subordination Period” is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

Effective June 4, 2015, Christopher Ray, Christopher Carter, Cameron Dunn, David Hayes and Robert Jordan became members of the Board of Directors (the “Board”) of the General Partner. Mr. Hayes and Ambassador Jordan serve as members of the Board’s audit committee. There are no arrangements or understandings between Messrs. Ray, Carter, Dunn and Hayes and Ambassador Jordan and any other person pursuant to which Messrs. Ray, Carter, Dunn and Hayes and Ambassador Jordan were appointed to the Board. Messrs. Ray, Carter, Dunn and Hayes and Ambassador Jordan have no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Ambassador Jordan will receive an annual compensation package, which will initially consist of an annual cash retainer of $100,000 and an annual equity-based award granted under the PennTex Midstream Partners, LP 2015 Long-Term Incentive Plan (the “LTIP”) having a value as of the grant date of approximately $100,000.

Further, Messrs. Ray, Carter, Dunn and Hayes and Ambassador Jordan will each be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for expenses incurred in attending to their duties as directors.

PennTex Midstream Partners, LP 2015 Long-Term Incentive Plan

In connection with the Offering, the Board adopted the LTIP. The LTIP provides for the grant, from time to time at the discretion of the Board or any committee thereof that may be established for such purpose or by any delegate of the Board or such committee, subject to applicable law (the “plan administrator”), of a unit award, unit option, restricted unit, phantom unit, distribution equivalent right, substitute awards, unit appreciation rights, or profits interest unit or other unit-based awards. The purpose of awards under the LTIP is to provide additional incentive compensation to individuals providing services to the Partnership and to align the economic interests of such individuals with the interests of unitholders of the Partnership. The LTIP will limit the number of units that may be delivered pursuant to vested awards to 3,200,000 Common Units, subject to proportionate adjustment in the event of unit splits and similar events. Common Units subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations or otherwise terminated without delivery of Common Units will be available for delivery pursuant to other awards.

The plan administrator of the LTIP, at its discretion, may terminate the LTIP at any time with respect to the Common Units for which a grant has not previously been made. The plan administrator of the LTIP also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.5 to this Current Report on Form 8-K .

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2015, in connection with the closing of the Offering, the General Partner and PennTex Development, as organizational limited partner, amended and restated the Agreement of Limited Partnership of the Partnership and entered into the First Amended and Restated Agreement of Limited Partnership of PennTex Midstream Partners, LP (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement,” “Our Cash Distribution Policy and Restrictions on Distributions” and “Provisions of Our Partnership Agreement Relating to Cash Distributions” and is incorporated into this Item 5.03 by reference.

The foregoing description of the Partnership Agreement and the description of the Partnership Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 3, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream GP, LLC, PennTex Midstream Partners, LLC, PennTex Midstream Operating, LLC, PennTex North Louisiana, LLC and the Underwriters named therein

3.1	First Amended and Restated Agreement of Limited Partnership of PennTex Midstream Partners, LP, dated as of June 9, 2015

10.1	Contribution, Conveyance and Assumption Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream Partners, LLC, PennTex NLA Holdings, LLC, MRA WHR LA Midstream LLC, PennTex North Louisiana, LLC Operating and PennTex Midstream Operating, LLC

10.2	Omnibus Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream GP, LLC and PennTex Midstream Partners, LLC

10.3	Registration Rights Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream Partners, LLC and MRD WHR LA Midstream LLC

10.4	Services and Secondment Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream GP, LLC, PennTex Midstream Partners, LLC and PennTex Midstream Management Company, LLC

10.5	PennTex Midstream Partners, LP 2015 Long-Term Incentive Plan

10.6	MLP Credit Agreement dated as of December 19, 2014 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent and issuing agent, SunTrust Bank, as syndication agent, Wells Fargo Bank, N.A. and Barclays Bank PLC, as documentation agents, and the lenders party thereto (incorporated by reference to Exhibit 10.7 to Amendment No. 5 to PennTex Midstream Partners, LP’s Registration Statement on Form S-1, filed on May 7, 2015, File No. 333-199020)

10.7	First Amendment to MLP Credit Agreement dated as of May 6, 2015 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.13 to Amendment No. 5 to PennTex Midstream Partners, LP’s Registration Statement on Form S-1, filed on May 7, 2015, File No. 333-199020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennTex Midstream Partners, LP

	By:	PennTex Midstream GP, LLC,
its general partner

Dated: June 9, 2015	By:	/s/ Steven R. Jones
	Name:	Steven R. Jones
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 3, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream GP, LLC, PennTex Midstream Partners, LLC, PennTex Midstream Operating, LLC, PennTex North Louisiana, LLC and the Underwriters named therein

3.1	First Amended and Restated Agreement of Limited Partnership of PennTex Midstream Partners, LP, dated as of June 9, 2015

10.1	Contribution, Conveyance and Assumption Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream Partners, LLC, PennTex NLA Holdings, LLC, MRA WHR LA Midstream LLC, PennTex North Louisiana, LLC Operating and PennTex Midstream Operating, LLC

10.2	Omnibus Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream GP, LLC and PennTex Midstream Partners, LLC

10.3	Registration Rights Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream Partners, LLC and MRD WHR LA Midstream LLC

10.4	Services and Secondment Agreement, dated as of June 9, 2015, by and among PennTex Midstream Partners, LP, PennTex Midstream GP, LLC, PennTex Midstream Partners, LLC and PennTex Midstream Management Company, LLC

10.5	PennTex Midstream Partners, LP 2015 Long-Term Incentive Plan

10.6	MLP Credit Agreement dated as of December 19, 2014 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent and issuing agent, SunTrust Bank, as syndication agent, Wells Fargo Bank, N.A. and Barclays Bank PLC, as documentation agents, and the lenders party thereto (incorporated by reference to Exhibit 10.7 to Amendment No. 5 to PennTex Midstream Partners, LP’s Registration Statement on Form S-1, filed on May 7, 2015, File No. 333-199020)

10.7	First Amendment to MLP Credit Agreement dated as of May 6, 2015 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.13 to Amendment No. 5 to PennTex Midstream Partners, LP’s Registration Statement on Form S-1, filed on May 7, 2015, File No. 333-199020)